Exhibit 99.1
Victoria’s Secret & Co. Announces CFO Transition and Provides Positive Update on Holiday Sales and 2024 Earnings Expectations

Chief Financial and Administrative Officer Timothy Johnson announces planned retirement
Seasoned retail executive Scott Sekella appointed CFO
Company now forecasts sales and earnings near the high end of expectations

Reynoldsburg, Ohio (January 29, 2025)—Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSCO) today announced that Chief Financial and Administrative Officer Timothy (TJ) Johnson is retiring in June 2025. Scott Sekella has been appointed Chief Financial Officer.

VS&Co Chief Executive Officer Hillary Super said, “We are excited to welcome Scott to VS&Co. He is a transformational leader with extensive and diverse retail experience delivering results, driving operational efficiencies, and executing growth strategies. He has a strong retail background and record of identifying and accelerating strategies that strengthen performance and enhance profitability which I believe make him the right partner to help lead the next chapter of growth for the company.”

Sekella most recently served as CFO of fabric and crafts retailer Joann and previously held financial leadership roles at Under Armour and Crocs.

“I want to thank TJ for his partnership and support throughout my first several months as CEO and for staying on with the business until June to ensure a smooth transition with Scott,” Super added.

VS&Co Board Chair Donna James said, “The Board wants to thank TJ for his leadership during one of the most critical periods of the company’s history, including the separation of the business from our former parent company and establishing an independent, publicly traded VS&Co. He helped us develop new strategies, drove disciplined cost and inventory management, built credibility with our stakeholders and was a consistent and strong leader. TJ is leaving the company in a strong position with a long runway for growth.”

“It has been an incredible experience to serve alongside this leadership team and Board of Directors,” said Johnson. “I am proud of what we have accomplished together and am confident the best days for Victoria’s Secret still lie ahead under Hillary’s leadership. I have enjoyed getting to know Scott and I am certain he is the right person for the role. I will work diligently to make his transition to VS&Co as smooth as possible.”

Updated Fourth Quarter 2024 Financial Guidance

In conjunction with today’s announcement of CFO retirement and transition plans, the Company is providing updated financial guidance for the fourth quarter 2024 ending February 1, 2025. Net sales, adjusted operating income, and adjusted diluted earnings per share for the fourth quarter are expected to fall within or near the top end of previously issued guidance ranges as highlighted in the table below.

Q4 2024 Guidance
	Updated 1/29/25	Previous
Net Sales (excluding the extra week last year)	+3% to +4%	+2% to +4%

Adjusted Operating Income	$260 - $270 million	$240 - $270 million

Adjusted Diluted Earnings Per Share	$2.20 to $2.30	$2.00 to $2.30

Hillary continued, “We are pleased with our holiday results and our improved outlook for the fourth quarter. The momentum of our sales results for North America continued from third quarter through November and December across both our stores and digital channels, and our international business growth is also delivering on expectations. From a merchandise perspective, newness of product is winning and resonating with customers across both the Victoria’s Secret and PINK brands and our beauty business was a winner again this holiday season. We are experiencing increased levels of traffic to our stores and our digital site which we believe is reflective of our improved merchandise offering and the positive impact of the VS Fashion Show in late October. We exited the holiday and our January semi-annual sale in a good inventory position and ready for Valentine’s Day and first quarter selling. We look forward to sharing more details on our fourth quarter results and our expectations for 2025 on our upcoming earnings call in March.”

Forecasted adjusted operating income and adjusted diluted earnings per share for the fourth quarter exclude the financial impact of purchase accounting items related to the Adore Me acquisition, including expense (income) related to changes in the estimated fair value of contingent consideration and performance-based payments, as well as the amortization of intangible assets. The Company is not able to provide a reconciliation of forward-looking adjusted operating income or adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the Company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting the timing of, and quantifying, the various purchase accounting items that are necessary for such reconciliation.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our approximately 30,000 associates across a global footprint of more than 1,380 retail stores in nearly 70 countries. We strive to provide the best products to help women express their confidence, sexiness and power and use our platform to celebrate the extraordinary diversity of women’s experiences.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•we may not realize all of the expected benefits of the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.);
•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•our ability to successfully implement our strategic plan;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;

•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com